UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2025

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38747	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of Principal Executive Offices, and Zip Code)
(605) 692-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	DAKT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

New Credit Agreement

On November 26, 2025 (the “Closing Date”), Daktronics, Inc. (the “Company”) replaced its prior $75 million senior credit facility (the “Prior Credit Facility”) pursuant to a Credit Agreement dated as of May 11, 2023 (as amended, restated, modified, or supplemented from time to time, the “Prior Credit Agreement”), between and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the Lenders (as defined in the Prior Credit Agreement), and the other Loan Parties (as defined in the Prior Credit Agreement) with a new revolving credit facility (the “New Credit Facility”) pursuant to a Credit Agreement (the “New Credit Agreement”), dated as of the Closing Date, between and among the Company, the Administrative Agent, the Lenders (as defined in the New Credit Agreement), and the other Loan Parties (as defined in the New Credit Agreement). The entry into the New Credit Agreement and termination of the Prior Credit Agreement occurred as part of the Company’s broader strategic decision to refinance its existing credit arrangements. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K (this “Report”) shall have the meanings ascribed to them in the New Credit Agreement.

The New Credit Facility created pursuant to the New Credit Agreement is comprised of:

• a $60 million revolving credit facility (the “Revolver”), maturing on November 26, 2028 (the “Maturity Date”); and

•an $11.5 million term loan (the "New Term Loan"), amortizing in equal quarterly installments of $287,500, with the remaining principal due on the Maturity Date.

Under the New Credit Agreement, both the Revolver and the New Term Loan are guaranteed by the Loan Parties and secured by perfected, first priority liens on personal property of the Company and the other Loan Parties pursuant to the Pledge and Security Agreement executed for the benefit of the secured parties under the New Credit Agreement (the "New Security Agreement") and other Collateral Documents.

Use of Proceeds

Proceeds under the New Credit Agreement may be used for refinancing existing debt and for working capital and other general corporate purposes.

Interest Rates and Fees

Pursuant to the New Credit Agreement, each borrowing under the New Credit Facility will accrue interest at one of the following rates to be selected by the Company, in its discretion: (i) the Adjusted Term SOFR Rate plus a 0.10% margin; (ii) the Adjusted Daily Simple SOFR plus a 0.10% margin; or (iii) the CB Floating Rate with a 0.00% margin. Amounts repaid under the New Term Loan may not be reborrowed. Undrawn commitments under the Revolver accrue a commitment fee of 0.20% per year. Letters of Credit issued under the Revolver accrue customary fees and generally must expire no later than five business days prior to the Maturity Date.

Certain Covenants and Events of Default

The New Credit Agreement includes customary representations and warranties, covenants, and events of default for credit agreements of this nature. Negative covenants under the New Credit Agreement include, without limitation, restrictions on indebtedness, liens, mergers and other fundamental changes, investments and guarantees, asset sales and sale‑leasebacks, speculative derivatives, restricted payments (including dividends and share purchases), and certain debt prepayments, and affiliate transactions, in each case subject to customary exceptions and baskets. The financial covenants under the New Credit Agreement include a maximum quarterly Total Leverage Ratio of 3.00 to 1.00 and a minimum Fixed Charge Coverage Ratio of 1.25 to 1.00. There is a limited ability to exclude certain unfinanced capital expenditures from these calculations when specified liquidity thresholds are met. These covenants apply to borrowings under both the Revolver and the New Term Loan.

The events of default include, without limitation, non-payment defaults, inaccuracy of representations and warranties, breaches of covenants, cross default to material indebtedness, certain bankruptcy and insolvency events, unsatisfied judgments over a threshold, certain ERISA-related events, and a change in control of the Company. Under the New Credit Agreement, upon an event of default, the Lenders may, among other rights, terminate their lending commitments, accelerate the Company’s obligations, require cash collateralization of letter of credit exposure, and exercise certain remedies with respect to the Collateral.

New Security Agreement

On the Closing Date, the Company and Daktronics Installation, Inc. (collectively with any additional entities that may become parties thereto, the "Grantors") entered into the New Security Agreement with the Administrative Agent. The New Security Agreement, which replaced the prior Pledge and Security Agreement dated as of May 11, 2023 by and among the Company, Daktronics Installation, and the Administrative Agent (the “Prior Security Agreement”), establishes a security interest in substantially all of the personal property and assets of the Grantors and secures the prompt and complete payment and performance of the Grantors' obligations under the New Credit Agreement and related loan documents. In connection with the execution of the New Security Agreement, the Grantors also executed other Collateral Documents customary for transactions of this type, including intellectual property security agreements in order to facilitate recordation and perfection of the underlying intellectual property assets.

Certain Relationships

In the ordinary course of their respective businesses, certain of the Lenders, the other parties to the New Credit Agreement and the New Security Agreement, and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory, or other services, for which such parties have in the past or may in the future receive customary compensation and expense reimbursement from the Company or its affiliates.

Effect and Surviving Provisions

In connection with the execution of the New Credit Agreement and the New Security Agreement, the Prior Credit Agreement, the Prior Security Agreement, and other documents related to the Prior Credit Facility were terminated, all outstanding payment obligations under the Prior Credit Agreement were repaid in full, and all associated liens, including the mortgage recorded against the Company's Brookings, South Dakota real property, and other obligations of the Company under the Prior Credit Facility were released, except for the following obligations, each of which will survive the termination of the Prior Credit Agreement and related loan documents: (i) obligations specified in the Prior Credit Agreement or related loan documents as surviving such agreement’s termination, such as indemnification and confidentiality; (ii) any Existing Letter of Credit, each of which constitutes a Letter of Credit under the New Credit Agreement; (iii) any filings made by the Administrative Agent with the United States Patent and Trademark Office with respect to security interests in intellectual property of the Loan Parties; or (iv) any UCC-1 Financing Statements previously filed by the Administrative Agent, as secured party, and any Loan Party as the debtor, regardless of whether any such UCC-1 Financing Statement was filed in connection with the Prior Credit Agreement or any related loan documents. There were no material early termination penalties incurred by the Company as a result of the termination of the Prior Credit Agreement.

The foregoing description of the material terms of the New Credit Agreement and the New Security Agreement in this Report does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Report and are incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

The information provided in Item 1.01 above is hereby incorporated herein by reference.

Section 2 - Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 above is hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 (1)
Credit Agreement, dated as of November 26, 2025, among Daktronics, Inc., the other Borrowers thereto, the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders

10.2
Pledge and Security Agreement, dated as of November 26, 2025, by and among Daktronics, Inc., Daktronics Installation, Inc., the other Grantors thereto, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Secured Parties.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).
(1) Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Howard I. Atkins
Howard I. Atkins
Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: December 3, 2025